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                                                          EXHIBIT 3(a)(ii)(B)(1)


                              FIRST AMENDMENT TO
                              ------------------
                  MASTER MARKETING AND DISTRIBUTION AGREEMENT
                  -------------------------------------------

     This First Amendment to Master Marketing and Distribution Agreement (the "Amendment") is made on this 1st day of November, 2000, and amends the Master Marketing and Distribution Agreement made on the 12th day of July, 1999 (the "Agreement"), by and among AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas insurance company ("AGL"), on behalf of itself and each of its separate accounts listed on Schedule A , as the same may be amended from time to time (each, an "Account"), AMERICAN GENERAL SECURITIES INCORPORATED, a Texas corporation ("AGSI"), and WM FUNDS DISTRIBUTOR, INC., a Washington corporation ("DISTRIBUTOR") (each, a "Party," collectively, the "Parties"). All capitalized terms not otherwise defined in this Amendment shall have the same meaning as described in the Agreement.

                                   RECITALS
                                   --------

     WHEREAS, American General Distributors, Inc. ("AGDI ") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGL and AGSI;

     WHEREAS, AGL and AGSI desire that AGDI replace AGSI as a party to the Agreement;

     WHEREAS, AGL has appointed AGDI the principal underwriter of the WM Strategic Asset Manager and WM Advantage Variable Annuity Contracts and has appointed AGDI the principal underwriter of all Contracts described in Schedule A;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and of the mutual expectations of benefit occurring from the activities herein contemplated, the Parties hereto agree as follows:

1. Effective as of the date of this Amendment, AGDI will replace AGSI as a party to the Agreement and all of the rights, duties and obligations of AGSI shall, as of the same date, inure to AGDI.

2. Except as amended herein, the Agreement is hereby ratified and confirmed in all respects.
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     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first written above.

AMERICAN GENERAL LIFE INSURANCE COMPANY
on behalf of itself and each Account
named in Schedule A,
as amended from time to time


/s/ PAUL MISTRETTA
-----------------------------------
By:    Paul Mistretta

Title: Executive Vice President


AMERICAN GENERAL DISTRIBUTORS, INC.


/s/ KEITH ROBERTS
------------------------------------
By:    Keith Roberts

Title: Vice President - Operations


WM FUNDS DISTRIBUTOR, INC.


/s/ SANDRA CAVANAUGH
--------------------------------
By:    Sandra Cavanaugh

Title: 1/st/ Vice President